UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

Global Arena Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49819	33-0931599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, 17th Floor, New York, NY 10170

(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 508-4700

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 30, 2013, Global Arena Holding, Inc. (“the registrant”), Daniel D. Rubino, Robert M. Pickus, and George C. Dolatly (collectively, the “GCA Principals”) and GCA Ventures, LLC (“GCA”) entered into a management and investor rights agreement.  Through this agreement, the registrant will receive financial and management consulting services from GCA and the GCA Principals in return for warrants to purchase a total of 2,500,000 common shares, par value $0.001 per share.  The warrant price will be $0.25 per share, and will be issued in three separate tranches.  The first tranche of one million warrants have been issued concurrently with the signing.  The second and third tranche of 750,000 warrants each will be issued six months and one year after the date of the agreement respectively.  Each tranche of warrants is to expire seven years after issuance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99

Global Arena Holding, Inc. management and investor rights agreement dated April 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Arena Holding, Inc.

Dated: May 10, 2013

/s/Joshua Winkler

Joshua Winkler

Chief Executive Officer

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